CUSIP No. 501570 10 5	13G	Exhibit A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of KYTHERA Biopharmaceuticals, Inc.

Dated: January 25, 2016

PROSPECT VENTURE PARTNERS III, L.P.

By:	Prospect Management Co. III, L.L.C.
Its:	General Partner

/s/ David Schnell
David Schnell, M.D.
Managing Member

PROSPECT MANAGEMENT CO. III, L.L.C.

/s/ Russell C. Hirsch
Managing Member

/s/ David Schnell
David Schnell, M.D.

/s/ Russell C. Hirsch
Russell C. Hirsch, M.D., Ph.D.